Exhibit 7

                              JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Scios Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement as of the 29th day of July, 1999.


Date:  July 29, 1999                 /s/ Randal J. Kirk
                                    ----------------------------------------

Date:  July 29, 1999                RJK, L.L.C.


                                    By:    /s/ Randal J. Kirk
                                          ----------------------------------
                                          Randal J. Kirk
                                          Manager


Date:  July 29, 1999                KIRKFIELD, L.L.C.


                                    By:    /s/ Randal J. Kirk
                                          ----------------------------------

                                          Randal J. Kirk
                                          Manager


Date:  July 29, 1999                THE KIRK FAMILY INVESTMENT PLAN


                                    By:    /s/ Randal J. Kirk
                                          ----------------------------------
                                          Randal J. Kirk, individually and as
                                          attorney-in-fact for each of Donna P.
                                          Kirk, Julian P. Kirk, Martin G. Kirk
                                          and Kellie Leigh Banks